Exhibit 12.1

Our File No. 1022049-318311

August 26, 2025

Damon Inc.

4601 Canada Way, Suite #402

Burnaby, British Columbia

Canada, V5G 4X7

Attn:	Board of Directors

Dear Sirs:

Re:	Damon Inc.

We have acted as Canadian counsel to Damon Inc., a British Columbia corporation (the “Company”), in connection with the Company’s filing of an offering statement on Form 1-A, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Regulation A under the U.S. Securities Act of 1933, as amended (the “Act”), on July 22, 2025, and amended on even date herewith (as amended, the “Offering Statement”). The Offering Statement contemplates the offering (the “Offering”) of up to 330,000,000 units of the Company, which includes up to (i) 300,000,000 units (each, a “Unit”) at a price of US$0.10 per Unit, each consisting of one common share, no par value, of the Company (each, a “Unit Share”), and one common share purchase warrant (each, a “Unit Warrant”) to purchase a common share at a price of US$0.12 per share (each, a “Unit Warrant Share”) for a period of three years from the date of issuance, and (ii) up to 30,000,000 units eligible to be issued as bonus units (each, a “Bonus Unit”) depending on the investment level in Units resulting in a discount to the purchase price per Unit as set forth in the Offering Statement, each consisting of one common share (each, a “Bonus Share” and collectively with the Unit Shares, the “Common Shares”), and one common share purchase warrant (each, a “Bonus Warrant” and collectively with the Unit Warrants, the “Warrants”) to purchase a common share at a price of US$0.12 per share (each, a “Bonus Warrant Share” and collectively with the Unit Warrant Shares, the “Warrant Shares”) for a period of three years from the date of issuance.

The Units, Bonus Units, Common Shares, Warrants and Warrant Shares are collectively referred to herein as the “Offered Securities”.

Documents Reviewed

In rendering the opinions set forth below, we have reviewed the following documents in addition to those documents referred to above:

●	the Company’s Notice of Articles;

●	the Company’s Articles (together with the Notice of Articles, the “Constating Documents”);

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August 26, 2025 Page 2

●	the form of the Subscription Agreement (the “Subscription Agreement”) proposed to be entered into between the Company and the investors in the Units, included as Exhibit 4.1 to the Offering Statement;

●	the form of the Warrant Agency Agreement (the “Warrant Agency Agreement”) proposed to be entered into by and between Odyssey Transfer and Trust Company (the “Warrant Agent”) and the Company, included as Exhibit 3.3 to the Offering Statement;

●	the form of Warrant, included as Exhibit 3.4 to the Offering Statement;

●	certain records of the Company’s corporate proceedings as reflected in its minute books, including resolutions of the directors approving, among other things, the Offering and the forms of the Subscription Agreement and the Warrant Agency Agreement; and

●	other documents as we have deemed relevant.

In addition, we have relied upon a certificate (the “Officers’ Certificate”) of certain officers of the Company dated as of even date herewith as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

Assumptions, Limitations and Qualifications

Our opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

●	the Offering Statement, as finally amended (including all necessary post-qualification amendments), will have become qualified under the Act and will continue to be qualified at all relevant times;

●	the Offered Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner described in the Offering Statement;

●	the Constating Documents in the forms reviewed by us are in full force and effect, and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment or other alteration, in each case since the date hereof;

●	the minute books of the Company reflect all corporate proceedings of the Company, are accurate and up-to-date, and correctly reflect the directors and officers of the Company;

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●	we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures on documents examined by us, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic or other copies, and (v) that the documents, in the forms submitted to us for review, have not been and will not be altered or amended in any respect; and

●	we have assumed that each of the statements made and certified in the Officers’ Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, and remains true and correct on the date hereof.

The opinions expressed in this letter are rendered as of the date hereof and are based on our understandings and assumptions as to present facts, and on the application of applicable law as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

Our opinion is limited to law of the Province of British Columbia and the federal laws of Canada applicable therein, including all applicable provisions of the Business Corporations Act (British Columbia). We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Opinion

Based upon and subject to the foregoing, we are of the opinion that:

●	the Offering of the Units and the Bonus Units have been duly authorized by all necessary corporate action by the Company;

●	the Common Shares forming part of the Units or the Bonus Units, as applicable, have been duly authorized by all necessary corporate action on the part of the Company and, when the Common Shares are issued and sold in the manner and under the terms described in the Offering Statement (after it is declared qualified), will be validly issued, fully paid and non-assessable;

●	the Warrants forming part of the Units or the Bonus Units, as applicable, have been duly authorized by all necessary corporate action on the part of the Company and, when the Warrants are issued and sold in the manner and under the terms described in the Offering Statement (after it is declared qualified) and pursuant to the Warrant Agency Agreement, will be duly and validly created, issued and delivered; and

●	the Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with the their terms, will be validly issued, fully paid and non-assessable.

August 26, 2025 Page 4

Consent

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Offering Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is furnished to you at your request in accordance with the requirements of Item 17(12) of Form 1-A in connection with the filing of the Offering Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed as to the contents of the Offering Statement, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

/s/ McMillan LLP